UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): December 27, 2006
BLUELINX HOLDINGS INC.
(Exact name of registrant specified in its charter)

Delaware	001-32383	77-0627356

(State or other	(Commission	(I.R.S. Employer
jurisdiction of	File Number)	Identification No.)
incorporation)

4300 Wildwood Parkway, Atlanta, Georgia	30339

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (770) 953-7000
Not applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
     On December 27, 2006, BlueLinx Holdings Inc. (the “Company”) announced that its Senior Vice President Steve G. Skinner was appointed to serve as Interim Chief Financial Officer, effective January 1, 2007, until the Company appoints its new chief financial officer. As previously announced, the Company’s current Chief Financial Officer, David J. Morris, is leaving the Company effective December 31, 2006.
     Mr. Skinner, 44, has served as the Company’s Senior Vice President of Strategy and Business Development since December 2005. Prior to that time, Mr. Skinner served as President and CEO of Peppers & Rogers Group, a management consulting and marketing services company, since 2000. Mr. Skinner also served as an outside consultant to Cerberus Capital Management, L.P. (“Cerberus”) from July 2005 until December 2005 when he joined the Company. Cerberus owns approximately 59% of the Company’s outstanding common stock.
     The press release announcing Mr. Skinner’s appointment as Interim Chief Financial Officer is attached hereto as Exhibit 99.1.
Item 9.01 Financial Statements and Exhibits
(d) Exhibits

Exhibit	Description
99.1	Press Release dated December 27, 2006, announcing appointment of Interim Chief Financial Officer

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLUELINX HOLDINGS INC.
By:	/s/ Barbara V. Tinsley
Barbara V. Tinsley
General Counsel & Secretary

Dated: January 3, 2007

EXHIBIT INDEX

Exhibit	Description
99.1	Press Release dated December 27, 2006, announcing appointment of Interim Chief Financial Officer